Exhibit 10.2

Face Amount: $153,333.33	AUGUST 31, 2018

ATTIS INFRASTRUCTURE LLC, a Delaware limited liability corporation (the “Borrower”), hereby promises to pay to the order of _____________ (the “Lender”), in lawful money of the United States and in immediately available funds, the principal sum of ONE HUNDRED FIFTY THREE THOUSAND THREE HUNDRED THIRTY THREE DOLLARS AND THIRTY THREE CENTS ($153,333.33) pursuant to the Stock Purchase Agreement (as defined below), on or before DECEMBER 31, 2019 (“Maturity Date”).

This Escrow Note is referred to in that certain Stock Purchase Agreement made and entered into effective as of AUGUST 31, 2018 (the “Effective Date”) between Borrower and Lender (the “SPA”), the terms of which are expressly incorporated herein and made a part hereof. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the SPA

Interest shall accrue on the principal balance due hereunder at 6% per annum; provided, however, that interest shall be waived if this Escrow Note is paid in full on or before the Maturity Date.

All amounts due hereunder shall be paid to Lender in two equal payments of 50% on the first and second anniversaries of the Closing, on and subject to this Escrow Note, the SPA, and the Transaction Documents, in the form of immediately available U.S. cash funds, by wire transfer to the Lender account specified in Exhibit 2.2.1. If any payment on this Escrow Note becomes due and payable on a day which is not a Business Day, such payment shall be extended to the next succeeding day on which those offices are open, and if the date for any payment of principal is so extended, interest thereon shall be payable for the extended time.

The Borrower hereby waives diligence, presentment, protest and notice of any kind, and assents to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice. This Escrow Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Borrower and the Lender, or any holder hereof.

This Escrow Note shall be governed by, and construed in accordance with, the laws of the State of Georgia, and shall be binding upon the successors and assigns of the Borrower and inure to the benefit of the Lender, its successors, endorsees and assigns. If any term or provisions of this note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions thereof shall in no way be affected thereby.

BORROWER:

ATTIS INFRASTRUCTURE LLC

By:
Name: Jeffrey Cosman
Title: Manager